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EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our report dated July 25, 2002, accompanying the financial statements of Community Bancshares of West Georgia, Inc. contained in the Registration Statement on Form S-1 and prospectus. We consent to the use of the aforementioned report in the Registration Statement and prospectus, and to the use of our name as it appears under the caption "Experts".

/s/ PORTER KEADLE MOORE, LLP

Atlanta, Georgia November 8, 2002

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS